EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated January 4, 2016, with respect to the audited balance sheets of Fision Holdings, Inc., as of December 31, 2014 and 2013, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2014.

I also consent to the reference to my firm under the heading "Experts" in such Registration Statement.

/s/ Patrick D. Heyn

Patrick D. Heyn, CPA, P.A.

1A Atrium Circle Atlantis,

Florida 33462

March 29, 2016